EXHIBIT I (ii)
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                               Opinion of Counsel
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                                   Law Offices
                               Rabil & Ropka, LLC
                            1010 Kings Highway South
                               Building 2, Suite B
                          Cherry Hill, New Jersey 08034
                                 (856) 429-1010
                                 (856) 216-1544


                                                               November 21, 2003

COMMONWEALTH INTERNATIONAL SERIES TRUST
ON BEHALF OF COMMONWEALTH AUSTRALIA/NEW ZEALAND FUND
COMMONWEALTH JAPAN FUND AND THE COMMONWEALTH
GLOBAL FUND
5847 SAN FELIPE, SUITE 850
HOUSTON, TEXAS 77057

DEAR SIRS:

     We have acted as counsel for the Commonwealth International Series Trust (formerly, Capstone International Series Trust) ("Registrant"), including its
series  Commonwealth   Australia/New  Zealand  Fund,  Commonwealth  Japan  Fund,
Commonwealth Global Fund and the Commonwealth Real Estate Securities Fund (the "Funds"), and are familiar with its registration statement under the Investment Company Act of 1940, as amended, and with its registration statement relating to its shares under the Securities Act of 1933, as amended. Registrant is organized as a Massachusetts Business Trust under the laws of the State of Massachusetts. .. We have examined Registrant's Articles of Incorporation and other materials relating to the authorization and issuance of capital stock of Registrant, Amendment No. 42 to Registrant's Registration Statement filed on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940, and such other documents and matters as we have deemed necessary to enable us to give this opinion.

     Based upon the foregoing, we are of the opinion that the shares proposed to be sold pursuant to Amendment No. 42 to Registrant's Registration Statement will have been validly authorized and, when sold in accordance with the terms of such Amendment and the requirements of applicable federal and state law and delivered by Registrant against receipt of the net asset value of the shares of the Fund, as described in the Registration Statement, will have been legally and validly issued and will be fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to Amendment No. 42 to Registrant's Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission in connection with the continuous offering of the shares of Registrant's capital stock, as indicated above, and to references to our firm, as counsel to Registrant, in Registrant's prospectus and Statement of Additional Information to be dated as of the effective date of Amendment No. 42 to Registrant's Registration Statement and in any revised or amended versions thereof, until such time as we revoke such consent.

                                             Very truly yours,


                                             /s/ Rabil & Ropka, LLC
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                                                 Rabil & Ropka, LLC